EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

Contact:          Thomas B. Doherty
                  Chief Financial Officer
                  Kurzweil Applied Intelligence, Inc.
                  Tel.:  (617) 893-5151

         KURZWEIL APPLIED INTELLIGENCE, INC. ANNOUNCES MERGER AGREEMENT
                   WITH LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
                 AND UNAUDITED FINANCIAL RESULTS FOR THE FISCAL
                           YEAR ENDED JANUARY 31, 1997

WALTHAM, Mass., April 14, 1997 --- Kurzweil Applied Intelligence, Inc. (NASDAQ:
KURZ) today announced the signing of a definitive merger agreement which provides for a merger with Lernout & Hauspie Speech Products N.V., a Belgian corporation listed on the Nasdaq National Market (NASDAQ: LHSPF) and a developer of advanced speech technology for various commercial applications and products.

Under the terms of the merger agreement, which has been approved by the Boards of Directors of both companies, Kurzweil AI shareholders will receive $4.20 in cash and $1.05 in Lernout & Hauspie stock for each share of Kurzweil AI common stock, subject to adjustment under certain circumstances. As a result of the transaction, Kurzweil AI will become a wholly-owned subsidiary of Lernout & Hauspie. The acquisition will be accounted for using purchase accounting, and the closing is subject to certain conditions and approvals, including the approval of Kurzweil AI's shareholders. The parties currently anticipate that the transaction will be consummated in June 1997. In addition, to finance Kurzweil AI's working capital needs prior to the closing of the acquisition, Lernout & Hauspie has agreed to make available to Kurzweil AI a line of credit of up to $1,500,000.

Thomas E. Brew, Jr., the Company's President and Chief Executive Officer, said:
"Kurzweil AI is pleased to be joining forces with internationally-recognized Lernout & Hauspie. We expect the combined companies' strengths will lead to the introduction of innovative speech products and increased market share in the speech recognition technology arena. Our recent entry into the PC retail channel is now starting to significantly increase revenues for our PC applications products which I believe will result in increased revenues in the succeeding quarters in fiscal 1998. In addition, our medical software and PC applications research and development teams will add an extra dimension to Lernout & Hauspie's increasing focus on the growing voice-enabled PC market."

Kurzweil AI also released its unaudited financial results for the fiscal year ended January 31, 1997. The Company reported revenue of $8,547,000 and a net loss of $4,140,000 or ($.50) per share, for the fiscal year ended January 31, 1997 as compared to revenue of $9,360,000 and a net loss of $2,586,000 or ($.38) per share for the fiscal year ended January 31, 1996. The Company reported revenue of $2,193,000 for the fourth quarter ended January 31, 1997, a 5% increase over the $2,096,000 of revenue reported for the same period in the prior fiscal year. The net loss in the fourth quarter of fiscal 1997 was $1,425,000 or ($.16) per share, as compared to a net loss of $1,282,000 or ($.19) per share for the fourth quarter of fiscal 1996. The Company has attached unaudited balance sheets and statements of operations for the fiscal years ended January 31, 1997 and January 31, 1996.


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


Kurzweil Applied Intelligence, Inc., headquartered in Waltham, Mass., was founded in 1982. The Company develops, markets and supports automated voice recognition systems used to create documents and interact with personal computers by voice.

                                       ###

All product names referenced herein are trademarks of their respective companies.

This release and other information related to Kurzweil Applied Intelligence, Inc. can be referenced on the Company's home page on the World Wide Web at http://www.kurzweil.com, or by calling (671) 893-5151.

                                       ###

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of risks, factors and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices, which could cause the actual results or performance of the Company to differ materially from those described herein. For a more detailed description of the risks, factors and uncertainties affecting the Company, refer to the discussions under the headings "Certain Factors That May Affect Future Results" and "Cautionary Statement" in the Company's Annual Report on Form 10-KSB and other of the Company's publicly available filings with the Securities and Exchange Commission

                                       ###

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

                      KURZWEIL APPLIED INTELLIGENCE, INC.
                                 BALANCE SHEETS
                                  (unaudited)
                   (in thousands, except for per share data)


                                                                         January 31, 1997           January 31, 1996
                                                                         ----------------           ----------------

ASSETS
Current assets:
   Cash and cash equivalents                                                   $456                      $2,084
   Marketable securities available for sale                                     982                         501
   Trade accounts receivable, net                                             2,158                       1,221
   Inventory                                                                    354                         398
   Other current assets                                                         188                         262
                                                                             -------                     -------
       Total current assets                                                   4,138                       4,466
Property and equipment, net                                                     721                         924
Intangible assets                                                               678                       1,745
Capitalized software development costs, net                                   2,532                       1,593
Other assets                                                                    104                         136
                                                                             -------                     -------
            Total assets                                                     $8,173                      $8,864
                                                                             =======                     =======

LIABILITIES
Current liabilities:
   Accounts payable                                                          $1,115                        $665
   Accrued expenses                                                           2,100                       2,211
   Capital lease obligations                                                                                 29
   Current portion of other long-term liabilities                             1,019                         902
                                                                             -------                     -------
       Total current liabilities                                              4,234                       3,807
Capital lease obligations
Other long-term liabilities                                                   1,152                       2,169
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value, 1,000,000 shares
   authorized; none issued and outstanding
Common stock, $.01 par value, 15,000,000 shares authorized;
   9,061,880 and 5,773,387 shares issued and outstanding respectively            91                          57
Additional paid-in capital                                                   66,727                      57,647
Common stock to be issued                                                                                 5,075
Accumulated deficit                                                         (64,031)                    (59,891)
    Total stockholders' equity                                                2,787                       2,888
                                                                            --------                    --------
        Total liabilities and stockholders' equity                           $8,173                      $8,864
                                                                            ========                    ========



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


                      KURZWEIL APPLIED INTELLIGENCE, INC.
                            STATEMENTS OF OPERATIONS
                                  (unaudited)
                   (in thousands, except for per share data)


                                                       Three Months Ended January 31,          Twelve Months Ended January 31,
                                                       -------------------------------         -------------------------------
                                                           1997                1996                1997                1996
                                                        ----------          ----------          ----------          ----------

Revenues                                                   $2,193              $2,096              $8,547              $9,360
Operating costs and expenses:
   Cost of product and maintenance revenue                  1,158               1,521               3,937               4,777
   Sales and marketing                                      1,168                 878               4,057               3,582
   Research and development                                   818                 578               3,066               2,340
   General and administrative                                 512                 454               1,752               1,503
                                                        ----------          ----------          ----------          ----------
Total operating costs and expenses                          3,656               3,431              12,812              12,202
                                                        ----------          ----------          ----------          ----------
Operating loss                                             (1,463)             (1,335)             (4,265)             (2,842)
Interest expense                                                                    2                   3                  12
Interest income                                                38                  46                 115                 196
Other (expense) income, net                                                         9                  13                  72
Net loss                                                  ($1,425)            ($1,282)            ($4,140)            ($2,586)
                                                        ==========          ==========          ==========          ==========
   Net loss per common share                               ($0.16)             ($0.19)             ($0.50)             ($0.38)
                                                        ==========          ==========          ==========          ==========
   Weighted average number of common
      shares outstanding                                9,060,555           6,766,466           8,342,157           6,755,779
                                                        ==========          ==========          ==========          ==========



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